SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2002

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated November 19, 2002.

Item 9. Regulation FD Disclosure.

         At an analyst meeting in Dallas yesterday Centex Corporation, a Nevada corporation (the “Corporation”) said that its home building unit sales for the first seven weeks of the quarter ending 12/31/02 were 27% higher than unit sales at the same point in the quarter ended 12/31/01. Centex also noted that unit sales in the month of October this year were 40% higher than October sales last year and that unit sales for the first three weeks of November 2002 were 12% higher than sales for the same period a year ago. A copy of the Corporation’s press release dated November 19, 2002, confirming this increase, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By:	/s/	Raymond G. Smerge

	Name:	Raymond G. Smerge
	Title:	Executive Vice President,
Chief Legal Officer and Secretary

Date: November 19, 2002.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated November 19, 2002.